UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2016

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 20, 2016, the Board of Directors of Vonage Holdings Corp. (the “Company”) elected Hamid Akhavan to serve as a member of the Company’s Board of Directors. Mr. Akhavan will participate in the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 25, 2016 and incorporated herein by reference. Mr. Akhavan will serve as a Class I director of the Company and will be nominated for re-election at the 2019 annual meeting of stockholders.
Mr. Akhavan is currently a partner in the private equity firm of Long Arc Capital, joining that firm in January 2016. Prior to that, Mr. Akhavan was a Principal at Telecom Ventures LLC from July 2014 to December 2015. Mr. Akhavan served as Chief Executive Officer of Unify Inc. (formerly Siemens Enterprise Communications) from February 2010 to January 2014 and previously served as Chief Operating Officer of Deutsche Telecom and Chief Executive Officer of T-Mobile International. He holds a B.S. degree in electrical engineering from California Institute of Technology and a M.S. degree in electrical engineering from Massachusetts Institute of Technology.
Mr. Akhavan was not appointed to any committees at this time. A copy of the press release announcing the election of Mr. Akhavan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits(d) Exhibits

99.1 Press Release issued by Vonage Holdings Corp. December 22, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 22, 2016	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Interim Chief Legal Officer

Exhibit Index

99.1 Press Release issued by Vonage Holdings Corp. December 22, 2016